Exhibit 4.6

AMENDMENT NO. 1 TO
REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT, dated as of October __, 2008 (this “Amendment”), is by and among (a) Waste Connections, Inc., a Delaware corporation (the “Parent”), each Subsidiary of the Parent from time to time party to the Credit Agreement referred to below (the “Subsidiaries” and, together with the Parent, the “Borrowers”), (b) each of the banks and other lending institutions from time to time party to the Credit Agreement referred to below (each a “Lender” and, collectively, the “Lenders”), and (c) Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement referred to below.

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are party to that certain Revolving Credit Agreement, dated as of September 27, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers and the Required Lenders desire to amend certain provisions of the Credit Agreement as provided more fully herein below;

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.              Amendments to the Credit Agreement.

§1.1.           Amendments to §1 of the Credit Agreement (Definitions).  Section 1 of the Credit Agreement is hereby amended by inserting the following new definitions in the proper alphabetical order therein:

“Auto-Reinstatement Letter of Credit.  See §3.1.8.

Non-Reinstatement Deadline.  See §3.1.8.”

§1.2.        Amendments to §3 of the Credit Agreement (Letters of Credit).  Section 3 of the Credit Agreement is hereby amended by:

(a)           deleting the first sentence of Section 3.1.1(a) thereof in its entirety and substituting the following new sentence therefor:

 “Subject to the terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the Issuing Lender’s customary form (a “Letter of Credit Application”), the Issuing Lender on behalf of the Revolving Credit Lenders and in reliance upon the agreement of the Revolving Credit Lenders set forth in §3.1.4 and upon the representations and warranties of the Borrowers contained herein, agrees, in its individual capacity, to issue, extend, maintain, reinstate or deem reinstated for the account of any of the Borrowers one or more standby letters of credit (each, a “Letter of Credit”) including, in the case of L/C Supported IRBs, so called direct pay Letters of Credit to support the payment and performance of an IRB (each, an “IRB Letter of Credit”), in such form as may be requested from time to time by the Borrowers and agreed to by the Issuing Lender; provided, however, that, after giving effect to such request, (i) the Maximum Drawing Amount plus all Unpaid Reimbursement Obligations shall not exceed $500,000,000 and (ii) the Maximum Drawing Amount plus all Unpaid Reimbursement Obligations plus the aggregate outstanding amount of all Revolving Credit Loans, plus the aggregate outstanding amount of all Swing Line Loans shall not exceed the Total Revolving Credit Commitment.”

(b)           deleting subclauses (v) and (vi) of Section 3.1.1(b) thereof in their entirety and substituting the following new subclauses in the proper alphabetical and numerical order therefor:

“(v)          Reserved; or

(vi)
a default of any Revolving Credit Lender’s obligations to fund under §3.3 exists or any Revolving Credit Lender is at such time a Delinquent Lender hereunder, unless the Issuing Lender has entered into arrangements satisfactory to the Issuing Lender with the Borrowers or such Revolving Credit Lender to eliminate the Issuing Lender’s risk with respect to such Revolving Credit Lender, including, without limitation, through the provision of cash collateral or similar security for the benefit of the Issuing Lender.”

(c)           inserting the following new Section 3.1.8 immediately following Section 3.1.7 therein:

“3.1.8      Auto Reinstatement Letters of Credit.   If any Borrower so requests in any applicable Letter of Credit Application, the Issuing Lender may, in its sole and absolute discretion, agree to issue or deem issued a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”).  Unless otherwise directed by the Issuing Lender, the Borrowers shall not be required to make a specific request to the Issuing Lender to permit such reinstatement.  Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit.  Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the Issuing Lender to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the Issuing Lender shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Borrowers that one or more of the applicable conditions specified in §10 is not then satisfied (treating such reinstatement as an extension of such Letter of Credit for purposes of this §3.1.8).”

§2.           Affirmation of the Borrowers.  Each Borrower hereby ratifies and confirms all of its Obligations to the Administrative Agent and the Lenders, including, without limitation, the Loans and the Reimbursement Obligations, and each Borrower hereby affirms its absolute and unconditional promise to pay to the Administrative Agent and the Lenders, as applicable, the Loans, the Reimbursement Obligations and all other amounts due under the Credit Agreement, as amended hereby, and the other Loan Documents, at the times and in the amounts provided for therein.  Each Borrower confirms and agrees that all references to the term “Credit Agreement” in the Loan Documents shall hereafter refer to the Credit Agreement as amended hereby.

§3.           Representations and Warranties.  Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)           The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations and agreements under this Amendment and the Credit Agreement as amended hereby are within the corporate authority of such Borrower, have been duly authorized by all necessary corporate proceedings on behalf of such Borrower, and do not and will not contravene any provision of law, statute, rule or regulation to which such Borrower is subject or such Borrower’s constitutive documents or of any agreement or other instrument binding upon such Borrower.

(b)           Each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of such Borrower, enforceable in accordance with its respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.

(c)           No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by such Borrower of this Amendment or the Credit Agreement as amended hereby.

(d)           The representations and warranties contained in Article V of the Credit Agreement, the other Loan Documents and in any document or instrument delivered pursuant to or in connection with the Credit Agreement are true and correct at and as of the date made and as of the date hereof, except to the extent (i) of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not material adverse or (ii) that such representations and warranties relate expressly to an earlier date.

(e)           Such Borrower has performed and complied in all material respects with all terms and conditions herein and in the Credit Agreement required to be performed or complied with by such Borrower prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Default or Event of Default.

§4.           Conditions Precedent.  This Amendment shall become effective upon receipt by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, of a copy of this Amendment duly executed by  the Borrowers, the Required Lenders and the Administrative Agent.

§5.           Miscellaneous Provisions.

§5.1.        Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.  It is declared and agreed by each of the parties hereto that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as a single instrument.  This Amendment shall constitute a Loan Document under the Credit Agreement.

§5.2.        The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written.  Except as expressly provided herein, this Amendment shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, or (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, except as specifically set forth herein.

§5.3.        This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

§5.4.        The Borrowers hereby agree to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent and the Lenders in connection with the preparation of this Amendment (including legal fees).

§6.           Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                  THE BORROWERS:

                    WASTE CONNECTIONS, INC.
                    ADVANCED SYSTEMS PORTABLE RESTROOMS, INC.
                    AMERICAN DISPOSAL COMPANY, INC.
                    AMERICAN SANITARY SERVICE, INC.
                    AMERICAN WEST LEASING, INC.
                    BITUMINOUS RESOURCES, INC.
                    BROADACRE LANDFILL, INC.
                    BUTLER COUNTY LANDFILL, INC.
                    CAMINO REAL ENVIRONMENTAL CENTER, INC.
                    COLD CANYON LAND FILL, INC.
                    COMMUNITY REFUSE DISPOSAL INC.
                    CONTRACTORS WASTE SERVICES, INC.
                    CORRAL DE PIEDRA LAND COMPANY
                    CURRY TRANSFER & RECYCLING, INC.
                    D. M. DISPOSAL CO., INC.
                    DENVER REGIONAL LANDFILL, INC.
                    ELKO SANITATION COMPANY
                    EMPIRE DISPOSAL, INC.
                    EVERGREEN DISPOSAL, INC.
                    ENVIRONMENTAL TRUST COMPANY
                    FINNEY COUNTY LANDFILL, INC.
                    FRANK’S SERVICE, INC.
                    G & P DEVELOPMENT, INC.
                    HIGH DESERT SOLID WASTE FACILITY, INC.  (F/K/A RHINO SOLID WASTE, INC.)
                    ISLAND DISPOSAL, INC.
                    J BAR J LAND, INC.
                    KELLY’S HAUL AWAY, INC.
                    LAKESHORE DISPOSAL, INC.
                    LEALCO, INC.
                    LES’ COUNTY SANITARY, INC.
                    MADERA DISPOSAL SYSTEMS, INC.
                    MAMMOTH DISPOSAL COMPANY

                    By:
                    Name:  Worthing F. Jackman
                    Title:    Chief Financial Officer

                    THE BORROWERS

                    MANAGEMENT ENVIRONMENTAL NATIONAL, INC.
                    MASON COUNTY GARBAGE CO., INC.
                    MDSI OF LA, INC.
                    MILLENNIUM WASTE INCORPORATED
                    MISSION COUNTRY DISPOSAL
                    MORRO BAY GARBAGE SERVICE
                    MURREY’S DISPOSAL COMPANY, INC.
                    NEBRASKA ECOLOGY SYSTEMS, INC.
                    NOBLES COUNTY LANDFILL, INC.
                    NORTHERN PLAINS DISPOSAL, INC.
                    NORTHWEST CONTAINER SERVICES, INC.
                    OKLAHOMA CITY WASTE DISPOSAL, INC.
                    OKLAHOMA LANDFILL HOLDINGS, INC.
                    OSAGE LANDFILL, INC.
                    PSI ENVIRONMENTAL SERVICES, INC.
                    PSI ENVIRONMENTAL SYSTEMS, INC.
                    PUEBLO SANITATION, INC.
                    R.A. BROWNRIGG INVESTMENTS, INC.
                    RED CARPET LANDFILL, INC.
                    RH FINANCIAL CORPORATION
                    RURAL WASTE MANAGEMENT, INC.
                    SAN LUIS GARBAGE COMPANY
                    SCOTT SOLID WASTE DISPOSAL COMPANY
                    SEDALIA LAND COMPANY
                    SOUTH COUNTY SANITARY SERVICE, INC.
                    SOUTHERN PLAINS DISPOSAL, INC.
                    TACOMA RECYCLING COMPANY, INC.
                    TENNESSEE WASTE MOVERS, INC.
                    WASCO COUNTY LANDFILL, INC.
                    WASTE CONNECTIONS MANAGEMENT SERVICES, INC.
                    WASTE CONNECTIONS OF ALABAMA, INC.
                    WASTE CONNECTIONS OF ARIZONA, INC.
                    WASTE CONNECTIONS OF ARKANSAS, INC.

                    By:
                    Name:  Worthing F. Jackman
                    Title:    Chief Financial Officer

                    THE BORROWERS

                    WASTE CONNECTIONS OF CALIFORNIA, INC.
                    (F/K/A AMADOR DISPOSAL SERVICE, INC.)
                    WASTE CONNECTIONS OF COLORADO, INC.
                    WASTE CONNECTIONS OF GEORGIA, INC.
                    (F/K/A WCI OF GEORGIA, INC.)
                    WASTE CONNECTIONS OF IDAHO, INC.
                    (F/K/A MOUNTAIN JACK ENVIRONMENTAL SERVICES, INC.)
                    WASTE CONNECTIONS OF ILLINOIS, INC.
                    WASTE CONNECTIONS OF IOWA, INC.
                    (F/K/A WHALEY WASTE SYSTEMS INC.)
                    WASTE CONNECTIONS OF KANSAS, INC.
                    WASTE CONNECTIONS OF KENTUCKY, INC.
                    WASTE CONNECTIONS OF MINNESOTA, INC.
                    (F/K/A RITTER’S SANITARY SERVICE, INC.)
                    WASTE CONNECTIONS OF MISSISSIPPI, INC.
                    (F/K/A LIBERTY WASTE SERVICES OF MISSISSIPPI HOLDINGS, INC.)
                    WASTE CONNECTIONS OF MISSOURI, INC.
                    WASTE CONNECTIONS OF MONTANA, INC.
                    WASTE CONNECTIONS OF NEBRASKA, INC.
                    WASTE CONNECTIONS OF NEW MEXICO, INC.

                    By:
                    Name:  Worthing F. Jackman
                    Title:    Chief Financial Officer

                    THE BORROWERS

                    WASTE CONNECTIONS OF OKLAHOMA, INC.
                    (F/K/A B & B SANITATION, INC.)
                    WASTE CONNECTIONS OF OREGON, INC.
                    (SUCCESSOR BY MERGER TO ENVIRONMENTAL
                    WASTE SYSTEMS, INC. AND F/K/A SWEET HOME
                    SANITATION SERVICE, INC.)
                    WASTE CONNECTIONS OF SOUTH DAKOTA, INC.
                    (F/K/A NOVAK ENTERPRISES, INC.)
                    WASTE CONNECTIONS OF TENNESSEE, INC.
                    (F/K/A LIBERTY WASTE SERVICES OF
                    TENNESSEE HOLDINGS, INC.)
                    WASTE CONNECTIONS OF THE CENTRAL VALLEY, INC.
                    (F/K/A/ KINGSBURG DISPOSAL SERVICE, INC.)
                    WASTE CONNECTIONS OF UTAH, INC.
                    WASTE CONNECTIONS OF WASHINGTON, INC.
                    WASTE CONNECTIONS OF WYOMING, INC.
                    WASTE CONNECTIONS TRANSPORTATION COMPANY, INC.
                    WASTE SERVICES OF N.E. MISSISSIPPI, INC.
                    WEST BANK ENVIRONMENTAL SERVICES, INC.
                    WEST COAST RECYCLING AND TRANSFER, INC.
                    WYOMING ENVIRONMENTAL SERVICES, INC.
                    WYOMING ENVIRONMENTAL SYSTEMS, INC.

                    By:
                    Name:  Worthing F. Jackman
                    Title:    Chief Financial Officer

                    THE BORROWERS

                    COLUMBIA RESOURCE CO., L.P.
                    FINLEY-BUTTES LIMITED PARTNERSHIP

                    By:           Management Environmental National, Inc.,
                    its General Partner

                    By:
                    Name:  Worthing F. Jackman
                    Title:    Chief Financial Officer

                    EL PASO DISPOSAL, LP
                    By:           Waste Connections of Texas, LLC,
                    its General Partner

                    By:           Waste Connections Management Services,Inc.,
                          its Manager

                    By:
                    Name:  Worthing F. Jackman
                    Title:    Chief Financial Officer

                    THE BORROWERS

                    GLACIER DISPOSAL, L.L.C.
                    LAUREL RIDGE LANDFILL, L.L.C.
                    SUNRISE SANITATION, LLC
                    WASTE CONNECTIONS OF MISSISSIPPI DISPOSAL SERVICES, LLC
                    (F/K/A SANTEK ENVIRONMENTAL OF MISSISSIPPI, L.L.C.)
                    WASTE CONNECTIONS OF LEFLORE, LLC
                    (F/K/A WASTE SERVICES OF MISSISSIPPI, LLC)

                    By:          Waste Connections, Inc.,
                     its Managing Member

                    By:
                    Name:  Worthing F. Jackman
                    Title:    Chief Financial Officer

                    WASTE CONNECTIONS OF TEXAS, LLC

                    By:            Waste Connections Management
                          Services, Inc., its Manager

                    By:
                    Name:  Worthing F. Jackman
                    Title:    Chief Financial Officer

                    THE BORROWERS

                    HORIZON PROPERTY MANAGEMENT, LLC
                    RAILROAD AVENUE DISPOSAL, LLC
                    SCOTT WASTE SERVICES, LLC
                    THE TRASH COMPANY, LLC
                    WASTE SOLUTIONS GROUP OF SAN BENITO, LLC
                    VOORHEES SANITATION, L.L.C.

                    By:           Waste Connections, Inc.
                      its Manager

                    By:
                    Name:  Worthing F. Jackman
                    Title:    Chief Financial Officer

BANK OF AMERIC, N.A.,
as Administrative Agent

By:
Name: Maria F. Maia
Title:   Managing Director

THE LENDERS:

BANK OF AMERICA, N.A.

By:
Name:  Maria F. Maia
Title:    Managing Director

THE LENDERS:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

THE LENDERS:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

By:
Name:
Title:

THE LENDERS:

WELLS FARGO BANK, N.A.

By:
Name:
Title:

THE LENDERS:

UNION BANK OF CALIFORNIA N.A.

By:
Name:
Title:

THE LENDERS:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

THE LENDERS:

COMMERZBANK AG, NEW YORK
AND GRAND CAYMAN BRANCHES

By:
Name:
Title:

By:
Name:
Title:

THE LENDERS:

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

THE LENDERS:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

THE LENDERS:

SUMITOMO MITSUI BANKING CORPORATION

By:
Name:
Title:

THE LENDERS:

BANK OF THE WEST

By:
Name:
Title:

THE LENDERS:

COBANK, ACB

By:
Name:
Title:

THE LENDERS:

PEOPLE'S UNITED BANK

By:
Name:
Title: